UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2017

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Invesco Ltd.
(Exact name of registrant as specified in its charter)

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Bermuda	001-13908	98-0557567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (404) 892-0896
n/a
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Mr. Edward P. Lawrence retired from the Board of Directors of Invesco Ltd. (the "Company") as of May 11, 2017 due to reaching the Company's mandatory retirement age for directors.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual General Meeting of Shareholders (the "Annual General Meeting") of the Company was held on May 11, 2017.  Proxies for the Annual General Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board of Directors' solicitations. At this meeting, the shareholders were requested to: (1) elect nine members of the Board of Directors, (2) approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the proxy statement, (3) express, on an advisory (non-binding) basis, a preference regarding the frequency of future advisory votes on the compensation of our named executive officers, (4) approve the amendment of the Company's Second Amended and Restated Bye-Laws ("Bye-Laws") to implement proxy access and other matters, and (5) appoint the independent registered public accounting firm for the fiscal year ending December 31, 2017, all of which were described in the proxy statement. The following actions were taken by the Company's shareholders with respect to each of the foregoing items:

1.   Election of a Board of Directors. All the nominees for director were elected. With respect to each nominee, the total number of broker non-votes was 35,209,443. The table below sets forth the voting results for each director.

Name of Nominee	Votes Cast "For"	Votes Cast "Against"	Abstentions
Sarah E. Beshar	315,121,600	8,013,312	229,020
Joseph R. Canion	316,200,761	6,929,917	233,254
Martin L. Flanagan	321,195,361	1,944,283	224,288
C. Robert Henrikson	309,235,426	13,893,906	234,600
Ben F. Johnson III	310,670,807	12,460,884	232,241
Denis Kessler	290,598,267	32,534,299	231,366
Sir Nigel Sheinwald	310,714,167	12,411,086	238,679
G. Richard Wagoner, Jr.	310,744,012	12,307,597	312,323
Phoebe A. Wood	310,880,702	12,261,139	222,091

2.   Advisory vote on executive compensation.  Our shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers by the affirmative vote of 79.94% of the votes cast. The total number of broker non-votes was 35,209,443. The table below sets forth the voting results.

Votes Cast "For"	Votes Cast "Against"	Abstentions
258,211,440	64,781,074	371,418

3.   Advisory vote on frequency of future advisory votes on executive compensation.  Our stockholders selected, on an advisory, non-binding basis, their preference for the frequency of future advisory votes to approve compensation of our named executive officers as set forth in the table below.  The total number of broker non-votes was 35,209,443.

1 Year	2 Years	3 Years	Abstentions
289,325,127	366,108	33,192,601	480,096

After consideration of these voting results and other factors, and consistent with the previous recommendation of the Board of Directors, the Board of Directors approved an annual frequency for future advisory votes to approve the compensation of its named executive officers or "say-on-pay".  As a result, the Company plans to conduct future say-on-pay votes on an annual basis until the next required vote on the frequency of say-on-pay votes or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company's shareholders.

4.   Approval to amend the Bye-Laws to implement proxy access and other matters.  The proposal was approved by shareholders by 78.32% of the issued and outstanding shares. The total number of broker non-votes was 35,209,443. The table below sets forth the voting results.

Votes Cast "For"	Votes Cast "Against"	Abstentions
318,622,824	942,248	3,798,860

5.   Appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. The proposal was approved by the stockholders by 96.98% of the votes cast, and the voting results were as follows. There were no broker non-votes.

Votes Cast "For"	Votes Cast "Against"	Abstentions
347,749,954	10,262,103	561,318

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:  /s/ Robert H. Rigsby
       Robert H. Rigsby
       Managing Director – Corporate Legal and
       Assistant Secretary

Date: May 12, 2017